UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 19, 2026

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

1633 Broadway New York, NY 10019
(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On August 19, 2026, the Board of Directors (the “Board”) of Virtu Financial, Inc. (the “Company”) appointed Ms. Barbara Finigan to serve as a Class I director. Ms. Finigan will serve as an independent member of the Board, effective immediately. Ms. Finigan was recommended as a nominee to the Board by the Board’s Nominating and Corporate Governance Committee.

Ms. Finigan has served in various senior legal roles over her 35 year career, including her tenure at Hasbro, Inc., where she most recently served as the Chief Legal Officer from December 2010 to March 2019. In this capacity she advised the board of directors on legal, strategy and risk, oversaw litigation matters, and managed a global ethics and compliance program.  As of August 2025 she is serving as Chief Legal Officer at Fuze Health, a technology driven healthcare company, and also serves as a director and advisor to two other private companies in the insurance and technology spaces, respectively. She is a licensed attorney and holds a BA from College of the Holy Cross and a J.D. from Marquette University Law School.

Ms. Finigan will be compensated for her service as non-employee director in the manner similar to that described in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2026 (File No. 001-37352) under “Executive Compensation – Compensation of Directors.”

In connection with Ms. Finigan’s election to the Board, the Company has entered into an indemnification agreement with Ms. Finigan in substantially the same form as the indemnification agreement entered into with other directors of the Company that was previously filed with the SEC as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-194473) (the “Registration Statement”). The indemnification agreement provides, in general, that the Company will indemnify Ms. Finigan to the fullest extent permitted by law in connection with her service to the Company or on the Company’s behalf. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.2 to the Registration Statement and is incorporated herein by reference.

Following the appointment of Ms. Finigan, the Board consists of eleven directors. The Company may add one or more new directors as business needs and opportunities arise.

There are no arrangements or understandings between Ms. Finigan and any other persons pursuant to which Ms. Finigan was selected as a director of the Company. There are no family relationships between Ms. Finigan and any of the Company’s other directors or executive officers and Ms. Finigan does not have direct or indirect material interest in any transaction required to be disclosed pursuant to Items 401 and 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: August 21, 2026

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